As filed with the Securities and Exchange Commission on June 10, 2011.

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Uranium Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-2212772
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Uranium Resources, Inc.

405 State Highway Bypass 121, Building A, Suite 110
Lewisville, Texas 75067

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas H. Ehrlich
Chief Financial Officer

Uranium Resources, Inc.

405 State Highway Bypass 121, Building A, Suite 110
Lewisville, Texas 75067
(972) 219-3330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alfred C. Chidester

Baker & Hostetler LLP

303 East 17th Avenue Suite 1100

Denver, Colorado 80203

(303) 764-4091

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement, as determined by the stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Larger Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)
Common stock, $0.001 par value
Warrants
Units
Total		$50,000,000.00	$5,805.00

(1)   There are being registered hereunder such indeterminate number of shares of Common Stock, such indeterminate number of warrants to purchase Common Stock, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall  have an aggregate initial offering price not to exceed $50,000,000.00.  Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.  The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.  In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)   The amount to be registered, proposed maximum offering price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)   Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 10, 2011

PROSPECTUS

$50,000,000.00

Common Stock

Warrants

Units

Uranium Resources, Inc.

We may offer and sell, from time to time, in one or more offerings, together or separately, in one or more series or classes, any combination of the securities described in this prospectus.  The aggregate initial offering price of the securities that we offer will not exceed $50,000,000.00.  This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.  Each time we sell securities, we will provide a prospectus supplement that will contain a description of the specific terms of the securities being offered and specific information about that offering. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering.

Our common stock, $0.001 par value per share (“Common Stock”), is currently traded on the NASDAQ Capital Market under the symbol “URRE.”  On June 8, 2011, the last reported sale price of our Common Stock was $1.65.

We may sell our securities on a continuous or delayed basis directly, through agents or underwriters as designated from time to time, or through a combination of these methods.  For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution” on page 16.

Investing in our securities involves a high degree of risk.  See, “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is [•], 2011.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws.  Forward-looking statements convey our current expectations or forecasts of future events.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are generally identifiable by use of the words “estimate,” “project,” “believe,” “intend,” “plan,” “anticipate,” “expect” and similar expressions.  These forward-looking statements include management’s expectations regarding our liquidity and burn rate, reserves and mineralized uranium material, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico dates for commencement of production at such properties and plans for the consolidation of the uranium mineral interests in the New Mexico uranium district.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including Forms 10-K, 10-Q and 8-K and any amendments thereto.  The forward-looking statements are not guarantees of future performance.  They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks.

Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

• the price of uranium;

• weather conditions;

• operating conditions at our mining projects;

• government regulation of the mining industry and the nuclear power industry;

• the world-wide supply and demand of uranium;

• availability of capital;

• timely receipt of mining and other permits from regulatory agencies; and

• the risks set forth herein under the caption “Risk Factors.”

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or as of the date of any document incorporated by reference in this prospectus, as applicable.  When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus and the documents incorporated by reference.  We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process.  Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings.  This prospectus only provides you with a general description of the securities that we may offer.  Each time we offer our securities, we will provide a prospectus supplement and attach it to this prospectus.  The prospectus supplement will contain specific information about the terms of the offering.  The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference into this prospectus in connection with the offer contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof.  We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted.  The information contained in, and incorporated by reference into, this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

SUMMARY

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  You should read the detailed information regarding our Company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.  References in this prospectus to “the Company,” “our Company,” “we,” “our,” and “us” refer to Uranium Resources, Inc.

Uranium Resources, Inc. is a uranium exploration, mine development and production company.  We were organized in 1977 to acquire and develop uranium mines in South Texas using the in-situ recovery mining process (ISR).  Since its founding, the Company has produced over 8 million pounds U3O8 from five Texas projects, two of which have been fully restored and returned to the land owners.  The Company currently has two fully licensed ISR processing facilities in Texas: Kingsville Dome and Rosita. Since 1986, the Company has built a significant asset base in New Mexico that includes 101.4 million pounds U3O8 of in-place mineralized uranium material on 183,000 acres of uranium mineral holdings.  We have also been issued a Nuclear Regulatory Commission (NRC) license to build a 3 million pound U3O8 per year ISR processing facility at Crownpoint, New Mexico.

Our principal executive offices are located at 405 State Highway Bypass 121, Building A, Suite 110 Lewisville, Texas, and our telephone number is (972) 219-3330.  As of May 31, 2011 we had 42 employees.

OFFERING

Issuer	Uranium Resources, Inc.

Securities We May Offer

Common Stock, Warrants and Units. A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities. See “Description of Securities We May Offer.”

Use of Proceeds

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities under this prospectus for general corporate purposes, which may include making additions to our working capital, funding future acquisitions, or for any other purpose we describe in the applicable prospectus supplement. See “Use of Proceeds.”

Listing of Common Stock	The Company’s Common Stock is listed on the NASDAQ Capital Market under the symbol “URRE.”

RISK FACTORS

You should carefully consider the general discussion of risk factors set forth in the material set forth under the caption “Item 1A. Risk Factors” in our Form 10-K, and any amendments thereto, before making your investment decision, as well as those contained in any filing with the Commission subsequent to the date of this prospectus.  Those risks are not the only risks we face.  Additional risks that we do not yet know of or that we currently judge to be immaterial may also impair our business operations.  If any of the events or circumstances described in the aforementioned risks or other material actually occurs, our business, financial condition or results of operations could be materially adversely affected.  In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

The factors identified below are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company.  Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished.  Taking into account the foregoing, the following are identified as important risk factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company.

General Risks and Uncertainties

Operations history

The Company has not had any operating mines in Texas since 2009, and does not plan to return to production until uranium prices recover.  In New Mexico, the Churchrock project is currently being delayed due to depressed uranium prices.  In South Texas, our Vasquez project was mined out in 2008 and is now being restored. Rosita production was shut-in in October 2008 due to depressed pricing and technical challenges in the first new wellfield that made mining uneconomical.  The decline in uranium prices throughout 2008 also led to a decision in October 2008 to defer new wellfield development at Rosita and Kingsville Dome.  Production continued in two existing wellfields at Kingsville Dome and was completed in July 2009.

We are not producing uranium at this time, nor do we expect to begin production in the near future unless uranium prices recover to a profitable level.   As a result, we currently have no sources of operating cash.  If we cannot monetize certain existing Company assets, partner with another company that has cash resources, find other means of generating revenue other than uranium production and/or have the ability to access additional sources of private or public capital we may not be able to remain in business.

We will not commence production at our existing properties until uranium prices recover to a profitable level.  Until uranium prices recover we will have no way to generate cash inflows unless we monetize certain Company assets or find other means to generate cash.  In addition, our Vasquez project has been depleted of its economically recoverable reserves and our Rosita and Kingsville Dome projects have limited identified economically recoverable reserves.  Our future uranium production, cash flow and income are dependent upon the results of exploration at the Los Finados property as well as our ability to bring on new, as yet unidentified wellfields and to acquire and develop additional reserves.  We can provide no assurance that our properties will be placed into production or that we will be able to continue to find, develop, acquire and finance additional reserves.

Our ability to function as an operating mining company will be dependent on our ability to mine our properties at a profit sufficient to finance further mining activities and for the acquisition and development of additional properties.  The volatility of uranium prices makes long-range planning uncertain and raising capital difficult.

In addition to ceasing all production, we have deferred activities for delineation and development of new wellfields at all of our South Texas projects except for the Los Finados project.  This decision limits our ability to be immediately ready to begin production should uranium prices improve suddenly.  Our ability to operate on a positive cash flow basis will be dependent on mining sufficient quantities of uranium at a profit sufficient to finance our operations and for the acquisition and development of additional mining properties.  Any profit will necessarily be dependent upon, and affected by, the long and short term market prices of uranium, which are subject to significant fluctuation. Uranium prices have been and will continue to be affected by numerous factors beyond our control.  These factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources and uranium production levels and costs of production.  A significant, sustained drop in uranium prices may make it impossible to operate our business at a level that will permit us to cover our fixed costs or to remain in operation.

We may need to obtain additional financing in order to implement our business plan, and the inability to obtain it could cause our business plan to fail.

As of May 31, 2011, we had approximately $9.6 million in cash.  We may require additional financing in order to complete our plan of operations.  We may not be able to obtain all of the financing we require. Our ability to obtain additional financing is subject to a number of factors, including the market price of uranium, market conditions, investor acceptance of our business plan, and investor sentiment.  These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us.  In recognition of current economic conditions and the shut-down of production, we have significantly reduced our spending, delayed or cancelled planned activities and substantially changed our current corporate structure.  However, these actions may not be sufficient to offset the detrimental effects of the weak economy and cessation of production, which could result in material adverse effects on our business, revenues, operating results and prospects.

Exploration and development of uranium properties are risky and subject to great uncertainties.

The exploration for and development of uranium deposits involves significant risks.  It is impossible to ensure that the current and future exploration programs and/or feasibility studies on our existing properties will establish reserves.  Whether a uranium ore body will be commercially viable depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; uranium prices, which cannot be predicted and which have been highly volatile in the past; mining, processing and transportation costs; perceived levels of political risk and the willingness of lenders and investors to provide project financing; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations.  Most exploration projects do not result in the discovery of commercially mineable deposits of uranium and there can be no assurance that any of our exploration stage properties will be commercially mineable or can be brought into production.

Potential impact on the uranium markets of the developments at the Fukushima Daiichi Nuclear Power Plant in Japan.

The developments at the Fukushima Daiichi Nuclear Power Plant following the earthquake and tsunami that struck parts of Japan have created heightened concerns regarding the safety of nuclear power plants and the ability to safeguard the material used to fuel nuclear power plants.  The potential impact on the perception of the safety of nuclear power resulting from this event may cause increased volatility of uranium prices in the near to mid-term as well as uncertainty involving the continued use and expansion of nuclear power in certain countries.  A reduction in the current or the future generation of electricity from nuclear power could result in a reduced requirement for uranium to fuel nuclear power plants which may negatively impact the Company in the future.

The only market for uranium is nuclear power plants world-wide, and there are a limited number of customers.

We are dependent on a limited number of electric utilities that buy uranium for nuclear power plants. Because of the limited market for uranium, a reduction in purchases of newly produced uranium by electric utilities for any reason (such as plant closings) would adversely affect the viability of our business.

The price of alternative energy sources affects the demand for and price of uranium.

The attractiveness of uranium as an alternative fuel to generate electricity may to some degree be dependent on the relative prices of oil, gas, coal, and hydro-electricity and the possibility of developing other low cost sources for energy.  If the price of alternative energy sources decrease or new low-cost alternative energy sources are developed, the demand for uranium could decrease, which may result in the decrease in the price of uranium.

Public acceptance of nuclear energy is uncertain.

Maintaining the demand for uranium at current levels and future growth in demand will depend upon acceptance of nuclear technology as a means of generating electricity.  The developments at the Fukushima Daiichi Nuclear Power Plant may affect public acceptance of nuclear technology.  Lack of public acceptance of nuclear technology would adversely affect the demand for nuclear power and potentially increase the regulation of the nuclear power industry.

We may not be able to mine a substantial portion of our uranium in New Mexico until a mill is built in New Mexico.

A substantial portion of our uranium in New Mexico lends itself most readily to conventional mining methods and may not be able to be mined unless a mill is built in New Mexico.  We have no immediate plans to build, nor are we aware of any third party’s plan to build, a mill in New Mexico and there can be no guaranty that a mill will be built.  In the event that a mill is not built a substantial portion of our uranium may not be able to be mined.  Our inability to mine all or a portion of our uranium in New Mexico would have a material adverse effect on future operations.

We do not have a committed source of financing for the development of our New Mexico Properties, including the Churchrock Property, which is the property we expect to develop first in New Mexico.

With the election by Itochu to terminate the Churchrock Joint Venture we do not have a committed source of financing for the development of our Churchrock property.  There can be no assurance that we will be able to obtain financing for this project or our other New Mexico projects.  Our inability to develop the New Mexico properties would have a material adverse effect on our future operations.

The Navajo Nation ban on uranium mining in Indian Country encompasses approximately 49% of our in place mineralized uranium material on our properties in New Mexico and will adversely affect our ability to mine unless the ban is overturned.

In April 2005, the Navajo Nation Council passed the Diné Natural Resources Protection Act of 2005 prohibiting uranium mining and processing on any sites within Indian Country as defined under 18 U.S.C. § 1151. We believe that the ban is beyond the jurisdiction of the Navajo Nation.  However, the ban may prevent us from developing and operating our properties located in Indian Country.  While the United States Court of Appeals for the Tenth Circuit held, en banc, that the Company’s Section 8 property in Churchrock, New Mexico is not Indian Country, approximately 49% of our in place mineralized uranium material is located in Indian Country. The term “Indian Country” is derived from jurisdictional determinations in criminal law enforcement proceedings under 18 U.S.C. § 1151 and understood to encompass territory situated within Indian reservations, land owned by Indian allottees and land within a dependent Indian community.

Because we are not currently producing uranium we have limited liquidity.

We had $15.4 million in cash at year-end 2010 and had approximately $9.6 million at the end of May 2011. In early 2010 the Company adopted a new strategic plan which emphasized cash preservation and maintaining liquidity to allow the Company to be in a position to resume uranium production when sustained prices support such activity.  As part of this plan the Company completed financings that we believe will provide sufficient working capital for the Company to maintain its liquidity into 2012.  The Company expects to raise additional capital in 2011 through a financing transaction, the monetization of certain assets in Texas, or other means.  Absent the ability to complete one or more of these actions the Company could need to implement significant cost cutting measures designed to maintain the Company’s liquidity.  While the Company believes it will be successful in its capital raising efforts, there can be no assurance that such activities will result in the raising of sufficient funds to allow the Company to continue operations beyond 2011.  However, we do project that with the cash on hand at May 31, 2011 we will be able to maintain our liquidity through April 2012.  At such time, additional sources of cash will be required to maintain our liquidity.

Our operations are subject to environmental risks.

We are required to comply with environmental protection laws and regulations and permitting requirements, and we anticipate that we will be required to continue to do so in the future.  We have expended significant resources, both financial and managerial, to comply with environmental protection laws, regulations and permitting requirements and we anticipate that we will be required to continue to do so in the future.  The material laws and regulations within the U.S. that the Company must comply with include the Atomic Energy Act, Uranium Mill Tailings Radiation Control Act of 1978, or UMTRCA, Clean Air Act, Clean Water Act, Safe Drinking Water Act, Federal Land Policy Management Act, National Park System Mining Regulations Act, and the State Mined Land Reclamation Acts or State Department of Environmental Quality regulations, as applicable.

We are required to comply with the Atomic Energy Act, as amended by UMTRCA, by applying for and maintaining an operating license from the NRC and the state of Texas.  Uranium operations must conform to the terms of such licenses, which include provisions for protection of human health and the environment from endangerment due to radioactive materials.  The licenses encompass protective measures consistent with the Clean Air Act and the Clean Water Act.  We intend to utilize specific employees and consultants in order to comply with and maintain our compliance with the above laws and regulations.  Mining operations may be subject to other laws administered by the federal Environmental Protection Agency and other agencies.

The uranium industry is subject not only to the worker health and safety and environmental risks associated with all mining businesses, but also to additional risks uniquely associated with uranium mining and milling.  The possibility of more stringent regulations exists in the areas of worker health and safety, storage of hazardous materials, standards for heavy equipment used in mining or milling, the disposition of wastes, the decommissioning and reclamation of exploration, mining and in-situ sites, climate change and other environmental matters, each of which could have a material adverse effect on the cost or the viability of a particular project.

We cannot predict what environmental legislation, regulation or policy will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted.  The recent trend in environmental legislation and regulation, generally, is toward stricter standards, and this trend is likely to continue in the future. This recent trend includes, without limitation, laws and regulations relating to air and water quality, mine reclamation, waste handling and disposal, the protection of certain species and the preservation of certain lands. These regulations may require the acquisition of permits or other authorizations for certain activities. These laws and regulations may also limit or prohibit activities on certain lands.  Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or stricter interpretation of existing laws, may necessitate significant capital outlays, may materially affect our results of operations and business or may cause material changes or delays in our intended activities.

Our operations may require additional analysis in the future including environmental, cultural and social impact and other related studies.  Certain activities require the submission and approval of environmental impact assessments.  Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers, and employees.  We cannot provide assurance that we will be able to obtain or maintain all necessary permits that may be required to continue our operation or our exploration of our properties or, if feasible, to commence development, construction or operation of mining facilities at such properties on terms which enable operations to be conducted at economically justifiable costs.  If we are unable to obtain or maintain permits or water rights for development of our properties or otherwise fail to manage adequately future environmental issues, our operations could be materially and adversely affected.

Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities and other dangers.  If we are unable to maintain adequate insurance, or liabilities exceed the limits of our insurance policies, we may be unable to continue operations.

The business of mineral exploration and extraction involves a high degree of risk.  Few properties that are explored are ultimately developed into production.  Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs.  Previous mining operations may have caused environmental damage at certain of our properties. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective.  If any of our properties are found to have commercial quantities of uranium, we would be subject to additional risks respecting any development and production activities.

Although we carry liability insurance with respect to our mineral exploration operations, we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards against which we cannot insure or against which we may elect not to insure because of cost or other business reasons.  In addition, the insurance industry is undergoing change and premiums are being increased.  If we are unable to procure adequate insurance because of cost, unavailability or otherwise, we might be forced to cease operations.

Our inability to obtain financial surety would threaten our ability to continue in business.

Future bonding requirements to comply with federal and state environmental and remediation requirements and to secure necessary licenses and approvals will increase significantly when future development and production occurs at our sites in Texas and New Mexico.  The amount of the bonding for each producing property is subject to annual review and revision by regulators.  We expect that the issuer of the bonds will require us to provide cash collateral equal to the face amount of the bond to secure the obligation.  In the event we are not able to raise, secure or generate sufficient funds necessary to satisfy these bonding requirements, we will be unable to develop our sites and bring them into production, which inability will have a material adverse impact on our business and may negatively affect our ability to continue to operate.

Competition from better-capitalized companies affects prices and our ability to acquire properties and personnel.

There is global competition for uranium properties, capital, customers and the employment and retention of qualified personnel.  In the production and marketing of uranium, there are a number of producing entities, some of which are government controlled and all of which are significantly larger and better capitalized than we are.  Many of these organizations also have substantially greater financial, technical, manufacturing and distribution resources than we have.

Our uranium production also competes with uranium recovered from the de-enrichment of highly enriched uranium obtained from the dismantlement of United States and Russian nuclear weapons and imports to the United States of uranium from the former Soviet Union and from the sale of uranium inventory held by the United States Department of Energy.  In addition, there are numerous entities in the market that compete with us for properties and are attempting to become licensed to operate ISR and/or underground mining facilities.  If we are unable to successfully compete for properties, capital, customers or employees or alternative uranium sources, it could have a materially adverse effect on our results of operations.

Because we have limited capital, inherent mining risks pose a significant threat to us compared with our larger competitors.

Because we have limited capital, we are unable to withstand significant losses that can result from inherent risks associated with mining, including environmental hazards, industrial accidents, flooding, interruptions due to weather conditions and other acts of nature which larger competitors could withstand.  Such risks could result in damage to or destruction of our infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability.

Our business could be harmed if we lose the services of our key personnel.

Our business and mineral exploration programs depend upon our ability to employ the services of geologists, engineers and other experts.  In operating our business and in order to continue our programs, we compete for the services of professionals with other mineral exploration companies and businesses.  In addition, several entities have expressed an interest in hiring certain of our employees. Our ability to maintain and expand our business and continue our exploration programs may be impaired if we are unable to continue to employ or engage those parties currently providing services and expertise to us or identify and engage other qualified personnel to do so in their place.  To retain key employees, we may face increased compensation costs, including potential new stock incentive grants and there can be no assurance that the incentive measures we implement will be successful in helping us retain our key personnel.

Approximately 20% of our Common Stock is controlled by two record owners and management.

Approximately 13% of our Common Stock is controlled by two significant stockholders.  In addition, our directors and officers are the beneficial owners of approximately 7% of our Common Stock.  This includes, with respect to both groups, shares that may be purchased upon the exercise of outstanding options. Such ownership by the Company’s principal stockholders, executive officers and directors may have the effect of delaying, deferring, preventing or facilitating a sale of the Company or a business combination with a third party.

The availability for sale of a large amount of shares may depress the market price of our Common Stock.

As of May 31, 2011, 93,395,030 shares of our Common Stock were outstanding, all of which are registered or otherwise transferable.  In addition, there are warrants outstanding to purchase 988,771 shares of Common Stock at a price of $5.78 per share, and which expire in May 2013.  The availability for sale of a large amount of shares or conversion of the Company’s outstanding warrants by any one or several shareholders may depress the market price of our Common Stock and impair our ability to raise additional capital through the public sale of our Common Stock.  We have no arrangement with any of the holders of the foregoing shares or warrants to address the possible effect on the price of our Common Stock of the sale of their shares by them.

Terms of subsequent financings may adversely impact our stockholders.

In order to finance our future production plans and working capital needs, we may have to raise funds through the issuance of equity or debt securities.  We currently have no authorized preferred stock.  Depending on the type and the terms of any financing we pursue, stockholder’s rights and the value of their investment in our Common Stock could be reduced.  For example, if we have to issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results.  If the issuance of new securities results in diminished rights to holders of our Common Stock, the market price of our Common Stock could be negatively impacted.

Shareholders could be diluted if we were to use Common Stock to raise capital.

As previously noted, we may need to seek additional capital in the future to satisfy our working capital requirements.  This financing could involve one or more types of securities including Common Stock, convertible debt, preferred stock or warrants to acquire Common Stock.  These securities could be issued at or below the then prevailing market price for our Common Stock.

The certificate of incorporation of the Company authorizes us to issue 200,000,000 shares of Common Stock.  Any issuance of additional shares of our Common Stock could be dilutive to existing stockholders and could adversely affect the market price of our Common Stock.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities under this prospectus for general corporate purposes, which may include making additions to our working capital, funding future acquisitions, or for any other purpose we describe in the applicable prospectus supplement. Until we use the proceeds for any purpose, we expect to invest them in interest-bearing securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our Common Stock, warrants and units that we may offer from time to time.  These summary descriptions are not meant to be complete descriptions of each security.  The particular terms of any security will be described in the accompanying prospectus supplement and other offering material.  The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 200,000,000 shares of Common Stock, par value $0.001 per share.  As of May 31, 2011, there were 93,395,030 shares of our Common Stock issued and outstanding, all of which are fully paid and nonassessable.  There are approximately 3,363,563 shares of Common Stock issuable upon exercise of outstanding stock options and 1,115,144 shares of Common Stock reserved for future issuance under our stock option and restricted stock plans.  There are 988,771 shares issuable upon the exercise of outstanding warrants.  Corporate Stock Transfer, Denver, Colorado is the transfer agent and registrar for our Common Stock.

The following descriptions do not purport to be complete and are subject to and qualified by our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Description of Common Stock

Each share of our Common Stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors.  Accordingly, the holders of more than fifty percent of all of the outstanding shares of our Common Stock can elect all of the directors.  Matters to be voted upon by the holders of our Common Stock require the affirmative vote of a majority of the votes cast at a shareholders meeting at which a quorum is present.

There are no preemptive, subscription, conversion or redemption rights pertaining to our Common Stock. The absence of preemptive rights could result in a dilution of the interest of existing shareholders should additional shares of Common Stock be issued.  Holders of our Common Stock are entitled to receive such dividends as may be declared by our Board of Directors out of assets legally available and to share ratably in our assets upon liquidation.

Description of Warrants

We may issue warrants for the purchase of our Common Stock.  Warrants may be issued independently or together with our Common Stock and may be attached to or separate from any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.  The warrant agent will act solely as our agent in connection with the warrants.  The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  This summary of certain provisions of the warrants is not complete.  For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase our Common Stock will describe the terms of the warrants, including the following:

•                  the title of the warrants;

•                  the offering price for the warrants, if any;

•                  the aggregate number of warrants;

•                  the designation and terms of the Common Stock that may be purchased upon exercise of the warrants;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•                  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•                  the number of shares of Common Stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•                  the dates on which the right to exercise the warrants shall commence and expire;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  if applicable, a discussion of material U.S. federal income tax considerations;

•                  the antidilution provisions of the warrants, if any;

•                  the redemption or call provisions, if any, applicable to the warrants;

•                  any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•                  any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•                  to vote, consent or receive dividends;

•                  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•                  exercise any rights as stockholders of the Company.

Description of Units

We may issue, in one more series, units consisting of Common Stock and/or warrants for the purchase of Common Stock in any combination.  While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement or free writing prospectus.  The terms of any units offered under a prospectus supplement or free writing prospectus may differ from the terms described below.

We will file as exhibits to the registration statement to which this prospectus relates, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units.  The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units.  We urge you to read the applicable prospectus supplement or free writing prospectus related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of units, including:

•                  the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants,” will apply to each unit and to any Common Stock or warrant included in each unit, respectively.

Issuance in Series.  We may issue units in such amounts and in such distinct series as we determine.

Enforceability of Rights by Holders of Units.  Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title.  We, and any unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so represented, despite any notice to the contrary.  See “Legal Ownership of Securities” below.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders and Legal Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.”  Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•                    how it handles securities payments and notices;

•                    whether it imposes fees or charges;

•                    how it would handle a request for the holders’ consent, if ever required;

•                    whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•                    how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•                    if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus.  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•                    an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•                    an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•                    an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•                    an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                    the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•                    we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•                    the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•                    financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.  We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•                    if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•                    if we notify any applicable trustee that we wish to terminate that global security; or

•                    if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may, from time to time, sell all or a portion of the securities registered in the registration statement of which this prospectus forms a part at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.  We may offer these securities at various times in one or more of the following transactions:

•                  on any national securities exchange, or other market on which our securities may be listed at the time of sale;

•                  in the over-the-counter market;

•                  through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•                  in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•                  through options, swaps or derivatives;

•                  in privately negotiated transactions; and

•                  through a combination of any such methods of sale.

We may sell these securities directly to purchasers or may use brokers, dealers, underwriters or agents to sell these shares upon terms and conditions that will be described in the applicable prospectus supplement.  In effecting sales, brokers and dealers engaged by us may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions, discounts or concessions from us or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser in amounts to be negotiated.  Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved.  Broker-dealers may agree to sell a specified number of shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as our agent, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to us.  Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, as defined in Rule 415 under the Securities Act of 1933, we will do so pursuant to the terms of an at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement with underwriters or agents, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement with the underwriters or agents will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of such agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Any broker-dealers or agents that participate with us in sales of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.  The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc., or independent broker-dealer, will not be greater than 8% of the initial gross proceeds from the sale of any security sold in the offering.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered hereby will be passed upon for us by Baker & Hostetler LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements of Uranium Resources, Inc. as of December 31, 2010 and 2009, and for the years then ended, included in Uranium Resources, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010 have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information regarding our uranium mineralized materials in New Mexico incorporated by reference in this prospectus is included in reliance on the report submitted by Behre Dolbear & Company (USA), an independent private engineering firm, and has been included herein in reliance on the authority of such firm as experts in geology and engineering.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any materials filed by us at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.  You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC.  The address for the SEC’s website is http://www.sec.gov.  We also maintain a website at http://www.uraniumresources.com.  Please note that all references to http://www.uraniumresources.com in this prospectus are inactive textual references only and that the information contained on our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•      our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•      our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011;

•                  our definitive Proxy Statement for our Annual Meeting of Stockholders held on June 7, 2011 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended

December 31, 2010);

•                  our Current Reports on Form 8-K filed on May 13, 2011 and June 9, 2011.

The reports and other documents that we file after the date of this prospectus will update, supplement and supersede the information in this prospectus.  You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Uranium Resources, Inc.
405 State Highway Bypass 121,
Building A, Suite 110
Lewisville, Texas 75067
Attn: Thomas H. Ehrlich
(972) 219-3330

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement.  This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Common Stock.

$50,000,000.00

Common Stock

Warrants

Units

Uranium Resources, Inc.

Prospectus

    [•] , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by Uranium Resources, Inc.  All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$5,805.00
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$5,000.00
Miscellaneous fees and expenses	$5,000.00

Item 15.  Indemnification of Officers and Directors

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper.  The Delaware General Corporation Law (the “DGCL”) also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

Our Bylaws and Restated Certificate of Incorporation provide for indemnification of our directors and officers and for advancement of litigation expenses to the fullest extent permitted by Delaware law.  In addition, the Company has entered into an Indemnification with each director and officer that provides for indemnification and advancement of litigation expenses to fullest extent permitted by Delaware law.

We maintain a policy of directors and officers liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

Item 16.  Exhibits

5.1	Opinion of Baker & Hostetler LLP as to the legality of the securities being registered.
23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).
23.2	Consent of Hein & Associates LLP, independent certified public accountants for the Company.
23.3	Consent of Behre Dolbear & Company (USA).
24	Power of Attorney. Reference is made to page S-2.

Item 17.  Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                           Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                                   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                                  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, State of Texas, on the 10th day of June, 2011.

Uranium Resources, Inc.

By:	/s/ Donald C. Ewigleben
Donald C. Ewigleben
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

/s/ Donald C. Ewigleben	Director, President and Chief Executive and Chief Operating	June 10, 2011
Donald C. Ewigleben	Officer (Principal Executive Officer)

/s/ Thomas H. Ehrlich	Vice President—Finance and Chief Financial	June 10, 2011
Thomas H. Ehrlich	Officer (Principal Financial and Accounting Officer)

/s/ Paul K. Willmott	Director and Executive Chairman	June 10, 2011
Paul K. Willmott

/s/ Leland O. Erdahl,	Director	June 10, 2011
Leland O. Erdahl,

/s/ Terence J. Cryan	Director	June 10, 2011
Terence J. Cryan

/s/ Marvin K. Kaiser	Director	June 10, 2011
Marvin K. Kaiser

S-1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Ehrlich and Donald C. Ewigleben, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Donald C. Ewigleben	Director, President and Chief Executive	June 10, 2011
Donald C. Ewigleben	Officer (Principal Executive Officer)

/s/ Thomas H. Ehrlich	Vice President—Finance and Chief Financial	June 10, 2011
Thomas H. Ehrlich	Officer (Principal Financial and Accounting Officer)

/s/ Paul K. Willmott	Director and Executive Chairman	June 10, 2011
Paul K. Willmott

/s/ Leland O. Erdahl,	Director	June 10, 2011
Leland O. Erdahl,

/s/ Terence J. Cryan	Director	June 10, 2011
Terence J. Cryan

/s/ Marvin K. Kaiser	Director	June 10, 2011
Marvin K. Kaiser

S-2

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Baker & Hostetler LLP as to the legality of the securities being registered.
23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).
23.2	Consent of Hein & Associates LLP, independent registered public accounting firm for the Company.
23.3	Consent of Behre Dolbear & Company (USA)
24	Power of Attorney. Reference is made to page S-2.

E-1